Exhibit 10.8

Benefit Restoration Plan

Of

Charter Financial Corporation

Amended and Restated

Effective as of December 23, 2005

i

ii

Benefit Restoration Plan

Of

Charter Financial Corporation

ARTICLE I

DEFINITIONS

Wherever appropriate to the purposes of the Plan, capitalized terms shall have the meanings assigned to them under the Savings Plan or ESOP, as applicable; provided, however, that the following special definitions shall apply for purposes of the Plan, unless a different meaning is clearly indicated by the context:

 Section 1.1   Affiliated Employer means any corporation which is a member of a controlled group of corporations (as defined in section 4l4(b) of the Code) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in section 4l4(c) of the Code) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in section 414(m) of the Code) that includes the Company; any leasing organization (as defined in section 414(n) of the Code) to the extent that any of its employees are required pursuant to section 414(n) of the Code to be treated as employees of the Company; and any other entity that is required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code.

 Section 1.2   Applicable Limitation means any of the following: (a) the limitation on annual compensation that may be recognized under a tax-qualified plan for benefit computation purposes pursuant to section 401(a)(17) of the Code; (b) the maximum limitation on annual additions to a tax-qualified defined contribution plan pursuant to section 415(c) of the Code; (c) the maximum limitation on aggregate annual benefits and annual additions under a combination of tax-qualified defined benefit and defined contribution plans maintained by a single employer pursuant to section 415(e) of the Code; (d) the maximum limitation on annual elective deferrals to a qualified cash or deferred arrangement pursuant to section 402(g) of the Code; (e) the annual limitation on elective deferrals under a qualified cash or deferred arrangement by highly compensated employees pursuant to section 401(k) of the Code; and (f) the annual limitation on voluntary employee contributions by, and employer matching contributions for, highly compensated employees pursuant to section 401(m) of the Code.

 Section 1.3   Bank means CharterBank, a federally-chartered savings bank and its successors or assigns.

Section 1.4   Beneficiary means any person, other than a Participant or Former Participant, who is determined to be entitled to benefits under the terms of the Plan.

Section 1.5       Board means the Board of Directors of Company.

Section 1.6      Change of Control means with respect to a Participant: (a) a change in ownership of the Participant’s Service Recipient; (b) a change in effective control of the Participant’s Service Recipient; or (c) a change in the ownership of a substantial portion of the assets of the Participant’s Service Recipient. The existence of a Change of Control shall be determined by the Committee in accordance with section 409A of the Code and the regulations thereunder.

Section 1.7       Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any prior law or succeeding law).

Section 1.8      Committee means the Personnel & Compensation Committee of the Board of Directors of the Company, or such other person, committee or other entity as shall be designated by or on behalf of the Board to perform the duties set forth in Article VI.

Section 1.9       Company means Charter Financial Corporation, a federal corporation, or any successor thereto.

Section 1.10             Eligible Employee means an Employee who is eligible for participation in the Plan in accordance with the provisions of Article II.

 Section 1.11            Employee means any person, including an officer, who is employed by the Employer.

 Section 1.12   Employer means the Bank and any successor thereto and the Company and any successor thereto and any Affiliated Employer which, with the prior written approval of the Board of Directors of the Bank and subject to such terms and conditions as may be imposed by the Board, shall adopt this Plan.

 Section 1.13    Employer Contributions means contributions by any Employer to the Savings Plan or the ESOP.

 Section 1.14   ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time (including the corresponding provisions of any succeeding law).

 Section 1.15   ESOP means the Employee Stock Ownership Plan of Charter Financial Corporation, as amended from time to time (including the corresponding provisions of any successor qualified employee stock ownership plan adopted by the Company).

 Section 1.16   Exchange Act means the Securities Exchange Act of 1934, as amended from time to time (including the corresponding provisions of any succeeding law).

Section 1.17    Fair Market Value of a Share means, with respect to a Share on a specified date:

(a)           the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

(b)           if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c)           if sections 1.17(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

 Section 1.18   Former Participant means a person whose participation in the Plan has terminated as provided under section 2.3.

 Section 1.19   Service Recipient means with respect to a Participant on any date: (a) the corporation for which the Participant is performing services on such date; (b) all corporations that are liable to the Participant for the benefits due to him under the Plan; (c) a corporation that is a majority shareholder of a corporation described in section 1.19(a) or (b); or (d) any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending in a corporation described in section 1.19(a) or (b).

 Section 1.20   Savings Plan means the tax-qualified 401(k) plan maintained by the Company or the Bank from time to time.

 Section 1.21   Participant means any person who is participating in the Plan in accordance with its terms.

 Section 1.22   Plan means the Benefit Restoration Plan of Charter Financial Corporation as amended from time to time (including the corresponding provisions of any successor plan adopted by the Company).

 Section 1.23   Share means a share of common stock, par value $.01 per share, of Charter Financial Corporation.

 Section 1.24   Stock Unit means a right to receive a payment under the Plan in an amount equal, on the date as of which such payment is made, to the Fair Market Value of a Share.

 Section 1.25   Termination of Service means an Employee’s separation from service with all Employers as an Employee, whether by resignation, discharge, death, disability, retirement or otherwise.

ARTICLE II

PARTICIPATION

Section 2.1    Eligibility for Participation.

Only Eligible Employees may become Participants. An Employee shall become an Eligible Employee if:

(a)           he holds the office of Chief Executive Officer of the Bank or the Company, or he has been designated an Eligible Employee by resolution of the Board; and

(b)           he is a participant in the Savings Plan or the ESOP, or any combination thereof, and the benefits to which he is entitled thereunder are limited by one or more of the Applicable Limitations;

provided, however, that no person shall be named an Eligible Employee, nor shall any person who has been an Eligible Employee continue as an Eligible Employee, to the extent that such person’s participation, or continued participation, in the Plan would cause the Plan to fail to be considered maintained for the primary purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA.

Section 2.2    Commencement of Participation.

An Employee shall become a Participant on the date when he first becomes an Eligible Employee, unless the Committee shall, by resolution, establish an earlier or later effective date of participation for a Participant.

Section 2.3    Termination of Participation.

Participation in the Plan shall cease on the earlier of (a) the date of the Participant’s Termination of Service or (b) the date on which he ceases to be an Eligible Employee.

ARTICLE III

BENEFITS TO PARTICIPANTS

Section 3.1    Supplemental Savings Benefit.

(a)           A Participant whose benefits under the Savings Plan are limited by one or more of the Applicable Limitations shall be eligible for a supplemental savings benefit under this Plan in an amount equal to:

    (i)           the aggregate amount of Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the Savings Plan) that would have been credited to the Participant’s account under the Savings Plan in the absence of the Applicable Limitations if for all relevant periods he had made the maximum amount of elective deferrals, within the meaning of section 402(g)(3) of the Code, or voluntary employee contributions, within the meaning of section 401(a) of the Code, required to qualify for the maximum possible allocation of Employer Contributions (and without regard to the amount of elective deferrals or voluntary employee contributions actually made); over

    (ii)           the aggregate amount of Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the Savings Plan) actually credited to the Participant’s account under the Savings Plan for such periods;

adjusted for earnings and losses as provided in section 3.1(b); provided, however, that if the Participant dies before the payment of such supplemental savings benefit begins, no benefit shall be payable under this section 3.1 and the survivor benefit, if any, which may be payable shall be determined under section 4.1.

         (b)          The Committee shall cause to be maintained a bookkeeping account to reflect all Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the Savings Plan) that cannot be made to a Participant’s account under the Savings Plan due to the Applicable Limitations and shall cause such bookkeeping account to be credited with all such Employer Contributions as of the date on which such Employer Contributions would have been credited to the Participant’s account in the Savings Plan in the absence of the Applicable Limitations. The balance credited to such bookkeeping account shall be adjusted for earnings or losses as follows:

    (i)           except as provided in section 3.1(b)(ii), the balance credited to such bookkeeping account shall be credited with interest as of the last day of each calendar month at a rate for such month equal to one-twelfth of the annual interest rate prescribed by the Commissioner of Internal Revenue for such month pursuant to section 417(e) of the Code; or

    (ii)           if and to the extent permitted by the Committee, as though such Employer Contributions had been contributed to a trust fund and invested, for the benefit of the Participant, in such investments at such time or times as the Participant shall have designated in such form and manner as the Committee shall prescribe.

       (c)           The supplemental savings benefit payable to a Participant hereunder shall be paid in a single lump sum as soon as practicable following the Participant’s Termination of Service and shall be equal to the balance credited to his bookkeeping account as of the last day of the last calendar month to end prior to the date of payment. Notwithstanding the foregoing, a Participant may specify that such supplemental savings benefit be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may prescribe; provided, however, that no such election or change made thereto shall be given effect until twelve (12) months after it is received by the Committee and the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made.

Section 3.2    Supplemental ESOP Benefits.

(a)            A Participant whose benefits under the ESOP are limited by one or more of the Applicable Limitations shall be eligible for a supplemental ESOP benefit under this Plan in an amount equal to the sum of:

        (i)           a number of Stock Units equal to the excess (if any) of (A) the aggregate number of Shares (including any reallocation of Shares forfeited upon the termination of employment of others participating in the ESOP) that would have been credited to the Participant’s account under the ESOP in the absence of the Applicable Limitations over (B) the number of Shares actually credited to his account under the ESOP; plus

        (ii)          if and to the extent that Employer Contributions to the ESOP result in allocations to the Participant’s account of assets other than Shares, an amount equal to the excess (if any) of (A) the aggregate amount of Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP) that would have been credited to the Participant’s account under the ESOP in the absence of the Applicable Limitations over (B) the aggregate amount of Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP) actually credited to the Participant’s account under the ESOP;

adjusted for earnings and losses as provided section 3.2(b); provided, however, that if the Participant dies before the payment of such supplemental ESOP benefit begins, no benefit shall be payable under this section 3.2 and the survivor benefit, if any, which may be payable shall be determined under section 4.2.

(b)           The Committee shall cause to be maintained a bookkeeping account to reflect all Shares and Employer Contributions (including any reallocation of amounts forfeited upon the termination of employment of others participating in the ESOP) that cannot be allocated to a Participant’s account under the ESOP due to the Applicable Limitations and shall cause such bookkeeping account to be credited with such Employer Contributions and Stock Units reflecting such Shares as of the date on which such Employer Contributions and Shares, respectively, would have been credited to the Participant’s account in the ESOP in the absence of the Applicable Limitations, The balance credited to such bookkeeping account shall be adjusted for earnings or losses as follows:

                (i)           all Stock Units shall be adjusted from time to time so that the value of a Stock Unit on any date is equal to the Fair Market Value of a Share on such date, and the number of Stock Units shall be adjusted as and when appropriate to reflect any stock dividend, stock split, reverse stock split, exchange, conversion, or other event generally affecting the number of Shares held by all holders of Shares; and

                (ii)           (A)           except as provided in section 3.2(b)(ii)(B), the balance credited to such bookkeeping account that does not consist of Stock Units shall be credited with interest as of the last day of each calendar month at a rate for such month equal to one-twelfth of the annual interest rate prescribed by the Commissioner of Internal Revenue for such month pursuant to section 417(e) of the Code; or

                (B)           if and to the extent permitted by the Committee, the balance credited to such bookkeeping account that does not consist of Stock Units shall be adjusted as though such Employer Contributions had been contributed to a trust fund and invested, for the benefit of the Participant, in such investments at such time or times as the Participant shall have designated in such form and manner as the Committee shall prescribe;

provided, however, that to the extent that the Participant shall receive on a current basis any dividend paid with respect to Shares credited to his account under the ESOP, the bookkeeping account established for him under this Plan shall not be adjusted to reflect such dividend and, instead, the Participant shall be paid an amount per Stock Unit equal to the dividend per Share received by the Participant under the ESOP, at substantially the same time as such dividend is paid under the ESOP.

(c)           The supplemental ESOP benefit payable to a Participant hereunder shall be paid in a single lump sum cash payment as soon as practicable following the Participant’s Termination of Service and shall be in an amount equal to the balance credited to his bookkeeping account. Notwithstanding the foregoing, a Participant may specify that such supplemental ESOP benefit be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may prescribe; provided, however, that no such election or change made thereto shall be given effect until twelve (12) months after it is received by the Committee and the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made.

Section 3.3             Restored ESOP Benefits.

(a)           A Participant who satisfies section 2.1 shall be entitled to, upon his Termination of Service upon or after attaining age 55, an unfunded, unsecured promise from the Bank to receive an amount determined by:

      (i)           projecting the total number of Shares that would have been allocated to the Participant’s account under the terms of the ESOP (without regard to the Applicable Limitations) had the Participant continued in the employ of the Bank until the ESOP loan was repaid in full and the final allocation of Shares acquired when the ESOP loan was made occurred; and then

(ii) multiplying the number of Shares determined in section 3.3(a)(i) above by the average of the closing prices of such Shares at the end of each fiscal quarter during the preceding four fiscal quarters immediately preceding (or such fewer quarters as the Participant has been a Participant) to the Participant’s retirement.

(b)           The projection of Shares required by section 3.3(a)(i) above shall be performed by a public accountant based on assumptions which the Committee has approved as reasonable at the time the calculation of the benefit payable to the Participant is performed.

(c)           The restored ESOP benefit payable to a Participant hereunder shall be paid in a single lump sum cash payment as soon as practicable following the Participant’s Termination of Service and shall be in an amount determined pursuant to section 3.3(a) above. Notwithstanding the foregoing, a Participant may specify that such restored ESOP benefit be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may prescribe; provided, however, that no such election or change made thereto shall be given effect until twelve (12) months after it is received by the Committee and the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made.

ARTICLE IV

DEATH BENEFITS

Section 4.1    Supplemental Savings Plan Death Benefits.

If a Participant who is eligible for a supplemental savings benefit under section 3.1 dies before the payment of such benefit begins, a supplemental survivor’s savings benefit shall be payable to the Participant’s Beneficiary under this Plan in amount equal to the balance credited to the bookkeeping account established for the Participant under section 3.1(b). Such benefit shall be paid in a single lump sum cash payment as soon as practicable following the death of the Participant and the bookkeeping account established for such Participant pursuant to section 3.1(b) shall continue to be adjusted as provided therein through the last day of the last calendar month to end prior to the date of payment.

Section 4.2    Supplemental ESOP Death Benefits.

If a Participant who is eligible for a supplemental ESOP benefit under section 3.2 dies before the payment of such benefit begins, a supplemental ESOP benefit shall be payable to the Participant’s Beneficiary under this Plan in amount equal to the balance credited to the bookkeeping account established for the Participant under section 3.2(b). Such benefit shall be paid in a single lump sum cash payment as soon as practicable following the death of the Participant, and the bookkeeping account established for such Participant pursuant to section 3.2(b) shall continue to be adjusted as provided therein through the last day of the last calendar month to end prior to the date of payment.

Section 4.3    Restored ESOP Death Benefits.

If a Participant who is eligible for a restored ESOP benefit under section 3.3 dies before the payment of such benefit begins, a restored ESOP benefit shall be payable to the Participant’s Beneficiary under this Plan in amount determined pursuant to section 3.3(b). Such benefit shall be paid in a single lump sum cash payment as soon as practicable following the death of the Participant.

Section 4.4    Beneficiaries.

A Participant or Former Participant may designate a Beneficiary or Beneficiaries to receive any survivor benefits payable under the Plan upon his death. Any such designation, or change therein or revocation thereof, shall be made in writing in the form and manner prescribed by the Committee, shall be revocable until the death of the Participant, and shall thereafter be irrevocable; provided, however, that any change or revocation shall be effective only if received by the Committee prior to the Participant’s or Former Participant’s death. If a Participant or Former Participant shall die without having effectively named a Beneficiary, he shall be deemed to have named his estate as his sole Beneficiary. If a Participant or Former Participant and his designated Beneficiary shall die in circumstances which give rise to doubt as to which of them shall have been the first to die, the Participant or Former Participant shall be deemed to have survived the Beneficiary. If a Participant or Former Participant designates more than one Beneficiary, all shall be deemed to have equal shares unless the Participant or Former Participant shall expressly provide otherwise.

ARTICLE V

TRUST FUND

Section 5.1    Establishment of Trust.

The Company may establish a trust fund which may be used to accumulate funds to satisfy benefit liabilities to Participants, Former Participants and their Beneficiaries under the Plan; provided, however, that the assets of such trust shall be subject to the claims of the creditors of the Company in the event that it is determined that the Company is insolvent; and provided, further, that the trust agreement shall contain such terms, conditions and provisions as shall be necessary to cause the Company to be considered the owner of the trust fund for federal, state or local income tax purposes with respect to all amounts contributed to the trust fund or any income attributable to the investments of the trust fund. The Company shall pay all costs and expenses incurred in establishing and maintaining such trust. Any payments made to a Participant, Former Participant or Beneficiary from a trust established under this section 5.1 shall offset payments which would otherwise be payable by the Company in the absence of the establishment of such trust. Any such trust will conform to the terms of the model trust described in Revenue Procedure 92-64, as the same may be modified from time to time.

Section 5.2    Contributions to Trust.

If a trust is established in accordance with section 5.1, the Company shall make contributions to such trust in such amounts and at such times as may be specified by the Committee or as may be required pursuant to the terms of the agreement governing the establishment and operation of such trust. In the event of a Change of Control, the payments that would be owed to any Participant if the Participant had a Termination of Service on the date Change of Control shall be immediately paid into a rabbi trust contemplated by section 5.1 for the benefit of the affected Participant with such amount being then distributed under the terms and conditions of this Plan.

Section 5.3    Unfunded Character of Plan.

Notwithstanding the establishment of a trust pursuant to section, the Plan shall be unfunded for purposes of the Code and ERISA. Any liability of the Bank, the Company or another Employer to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Bank, the Company or such Employer. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Bank, the Company or any other Employer.

ARTICLE VI

ADMINISTRATION

Section 6.1    The Committee.

Except for the functions reserved to the Bank or the Board, the administration of the Plan shall be the responsibility of the Committee. The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers:

(a)           to furnish to all Participants, upon request, copies of the Plan and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

(b)           to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

(c)           to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, and the determinations of the Committee in respect thereof shall be binding, final and conclusive upon all interested parties;

(d)           to decide on questions concerning the Plan in accordance with the provisions of the Plan;

(e)           to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan, to hear and decide claims for benefits, and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

(f)           to designate a person, who may or may not be a member of the Committee, as “plan administrator” for purposes of the ER1SA;

(g)           to allocate any such powers and duties to or among individual members of the Committee; and

(h)           the power to designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

Section 6.2    Liability of Committee Members and their Delegates

To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Bank, the Company, any Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations,, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Bank, the Company, any Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Bank, the Company or any Employer. Any person claiming benefits under the Plan shall look solely to the Employer for redress.

Section 6.3    Plan Expenses

All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan), shall be paid by the Company.

Section 6.4    Facility of Payment.

If the Company is unable to make payment to any Participant, Former Participant Beneficiary, or any other person to whom a payment is due under the Plan, because it cannot ascertain the identity or whereabouts of such Participant, Former Participant Beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant, Former Participant Beneficiary, or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant, Former Participant, Beneficiary or other person shall be forfeited 24 months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than 60 days after the date on which the Participant, Former Participant, Beneficiary, or other person is identified or located.

ARTICLE VII

AMENDMENT AND TERMINATION

Section 7.1     Amendment by the Company.

The Company reserves the right, in its sole and absolute discretion, at any time and from to time, by action of the Board, to amend the Plan in whole or in part. In no event, however, shall any such amendment adversely affect the right of any Participant, Former Participant or Beneficiary to receive any benefits under the Plan in respect of participation for any period ending on or before the later of the date on which such amendment is adopted or the date on which it is made effective.

Section 7.2    Termination.

The Company also reserves the right, in its sole and absolute discretion, by action of the Board, to terminate the Plan. In such event, undistributed benefits attributable to participation prior to the date of termination shall be distributed as though each Participant terminated employment with the Bank, the Company and all other Employers as of the effective date of termination of the Plan.

Section 7.3    Amendment or Termination by Other Employers.

In the event that a corporation or trade or business other than the Bank shall adopt this Plan, such corporation or trade or business shall, by adopting the Plan, empower the Bank to amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, upon the terms and conditions set forth in sections 7.1 and 7.2; provided, however, that any such corporation or trade or business may, by action of its board of directors or other governing body, amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, at different times and in a different manner. In the event of any such amendment or termination by action of the board of directors or other governing body of such a corporation or trade or business, a separate plan shall be deemed to have been established for the employees of such corporation or trade or business, and any amounts set aside to provide for the satisfaction of benefit liabilities with respect to Employees of such corporation or trade or business shall be segregated from the assets set aside for the purposes of this Plan at the earliest practicable date and shall be dealt with in accordance with the documents governing such separate plan.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1    Construction and Language.

Wherever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to an Article or section shall be to an Article or section of the Plan, unless otherwise indicated.

Section 8.2    Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Agreement, the text shall control.

Section 8.3    Non-Alienation of Benefits.

Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, Former Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant, Former Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant, Former Participant or Beneficiary, in such manner as the Committee shall direct; provided, however, that no such action by the Committee shall cause the acceleration or deferral of any benefit payments from the date on which such payments are scheduled to be made.

Section 8.4    Indemnification.

The Bank shall indemnify, hold harmless and defend each Participant, Former Participant and Beneficiary, against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce the obligation of the Bank, the Company and any other Employer under the terms of the Plan.

Section 8.5    Severability.

A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 8.6    Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 8.7    Governing Law.

The Plan shall be construed, administered Section and enforced according to the laws of the State of Georgia without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States, Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder.

Section 8.8    Taxes.

The Employer shall have the right to retain a sufficient portion of any payment made under the Plan to cover the amount required to be withheld pursuant to any applicable federal, state and local tax law.

Section 8.9    No Deposit Account.

Nothing in this Plan shall be held or construed to establish any deposit account for any Participant or any deposit liability on the part of the Bank. Participants’ rights hereunder shall be equivalent to those of a general unsecured creditor of each Employer.

Section 8.10    No Right to Continued Employment.

Neither the establishment of the Plan, nor any provisions of the Plan nor any action of the Plan Administrator, the Committee or any Employer shall be held or construed to confer upon any Employee any right to a continuation of employment by the Employer. The Employer reserves the right to dismiss any Employee or otherwise deal with any Employee to the same extent as though the Plan had not been adopted.

Section 8.11    Status of Plan Under ERISA.

The Plan is intended to be (a) to the maximum extent permitted under applicable laws, an unfunded, non-qualified excess benefit plan as contemplated by section 3(36) of ERISA for the purpose of providing benefits in excess of the limitations imposed under section 415 of the Code, and (b) to the extent not so permitted, an unfunded, non-qualified plan maintained primarily for the purpose of providing deferred compensation for highly compensated employees, as contemplated by sections 201(2), 301(a)(3) and 401(a)(l) of ERISA. The Plan is not intended to comply with the requirements of section 401 (a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered and construed so as to effectuate this intent.

Section 8.12    Restrictions on Payments to Key Employees.

Notwithstanding anything in the Plan to the contrary, to the extent required under section 409A of the Code, no payment to be made to a key employee (within the meaning of section 409A of the Code) on or after the date of his termination of service shall be made sooner than six (6) after such termination of service; provided, however, that to the extent such six (6) month delay is imposed by section 409A of the Code, the payments required under this Plan shall be paid into a rabbi trust contemplated by section 5.1 for the benefit of the affected Participant, Former Participant or Beneficiary as if the six (6) month delay was not imposed with such amounts then being distributed to the affected Participant, Former Participant or Beneficiary as soon as permissible under section 409A of the Code.

Section 8.13    Compliance with Section 409A of the Code.

The Plan is intended to be a non-qualified deferred compensation plan described in section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. In addition he Plan shall be subject to amendment, with or without advance notice to Participants and other interested parties, and on a prospective or retroactive basis, including but not limited amendment in a manner that adversely affects the rights of participants and other interested parties, to the extent necessary to effect such compliance.

AMENDMENT TO
BENEFIT RESTORATION PLAN OF
CHARTER FINANCIAL CORPORATION

This Amendment (this “Amendment”) is made this 27th day of January, 2009 (the “Amendment Date”), by Charter Financial Corporation (the “Company”), and consented to by Robert Johnson, an individual resident of Alabama (hereinafter referred to as the “Participant”).

INTRODUCTION

The Company maintains the Benefit Restoration Plan of Charter of Financial Corporation under a plan document dated December 23, 2005 (the “Plan”). The Participant is the sole participant in the Plan. The Company and the Participant now desire to amend the Plan to freeze all benefits under the Plan and to change the time and form of payments under the Plan, subject to the provisions of this Amendment.

NOW, THEREFORE, the Company does hereby amend the Plan as follows:

1.           Notwithstanding any other provision of the Plan, the amount of all benefits under the Plan shall be determined as if the Participant incurred a Termination of Service as of the Amendment Date, but shall not be adjusted for earnings and losses thereafter. For the avoidance of doubt “Termination of Service” refers to a “separation from service” within the meaning of Code Section 409A.

2.           Notwithstanding any other provision of the Plan, the benefits payable under the Plan shall be paid in one hundred twenty (120) equal monthly installments beginning on the first day of the month that is five years (five years and six months, in the event the Participant is a “specified employee” (within the meaning of Code Section 409A) and payment is made pursuant to Subsection (a) or (b) below) after the earliest applicable date specified below:

(a)           the date the Participant reaches age sixty-five (65), if the Participant’s Termination of Service occurs before the Participant reaches age sixty-two (62), for reasons other than death, Disability, or termination of employment within two (2) years after a Change in Control;

(b)           the date of the Participant’s Termination of Service, if the Participant’s Termination of Service occurs (i) upon or after the Participant’s reaching age sixty-two (62) or (ii) within two (2) years after a Change in Control;

(c)           upon the Participant’s Disability before reaching age 65; or

(d)           upon the Participant’s death.

Notwithstanding the foregoing, the changes in the form and timing of payment made by this Paragraph 2 shall not take effect until twelve (12) months after the Amendment Date, and if any payment would be paid under the provisions of the Plan without regard to this Amendment within twelve (12) months following the Amendment Date, the change in payment schedule in this Paragraph 2 shall not take effect.

3.           For purposes of this Amendment, the following terms shall have the following definitions:

(a)           “Change in Control” means a change in the ownership or effective control of the relevant corporation, or in the ownership of a substantial portion of the assets of the relevant corporation, as such change is defined in Treasury Regulations Section 1.409A-3(i)(5). The “relevant corporation” means the Company or any corporation that is a majority shareholder (i.e., owns more than fifty percent (50%) of the total fair market value and the total voting power of the equities securities) of the Company or of any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in the Company; provided, however, that for purposes of determining whether a “change in the effective control of the relevant corporation” has occurred, the sole relevant corporation shall be the corporation for which no other corporation is a majority shareholder. As of the Effective Date, the relevant corporations are the Company, Charterbank and First Charter, MHC; provided, however, that for purposes of determining whether a “change in the effective control of the relevant corporation” has occurred, the sole relevant corporation is First Charter, MHC, Notwithstanding anything herein to the contrary, the sale of shares of the Company or reorganization of First Charter MHC, in either case as part of a conversion or partial conversion of the direct or indirect ownership of Charterbank from a mutual holding company structure to a stock holding company structure shall not be deemed to be a Change in Control.

(b)           “Disability” means the Participant suffers from a disability as defined in Treasury Regulations Section 1.409A-3(i)(4). The determination of Disability will be made by the Social Security Administration, by the insurer under the Company’s or Charterbank’s disability plan, or by a physician selected by the Participant and reasonably acceptable to the Company; provided that in each case the definition of “Disability” employed must be consistent with the foregoing regulations.

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company has executed this Amendment.

CHARTER FINANCIAL CORPORATION

By:	/s/ Thomas M. Lane

Title:	Chairman, Personnel & Compensation Committee

Consented to by the Participant:

/s/ Robert L. Johnson
Robert L. Johnson, the Participant